UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

GenCorp Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 27, 2015, GenCorp Inc. (the “Company”) amended its Certificate of Incorporation (the “Certificate of Incorporation”) to change the Company’s name to “Aerojet Rocketdyne Holdings, Inc.”  The change of name was authorized by the Board of Directors of the Company on March 7, 2015.

The foregoing description of the amendment to the Company’s Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2015, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

In connection with the change of the Company’s name to Aerojet Rocketdyne Holdings, Inc., the trading symbol of the Company’s common stock on the New York Stock Exchange has changed from “GY” to “AJRD,” effective upon the commencement of trading on April 27, 2015.  Stockholders do not need to exchange their stock certificates in connection with the change of the Company’s name or trading symbol.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits
3.1	Certificate of Amendment to the Certificate of Incorporation of the Company, effective April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary